October 30, 2015
State Street Bank and Trust Company
One Iron Street, CCB/7
Boston, MA 02210
Attention: Tricia Cormier, Vice President

Re:     Additional Portfolios

Ladies and Gentlemen:

This is to advise you that the undersigned Funds have established, or will establish, the new series identified on Schedule A hereto, effective as of the date set forth on Schedule A. In addition, the Calvert Social Index Series, Inc. has changed its name to Calvert Responsible Index Series, Inc.; Calvert Large Cap Value Fund has changed its name to Calvert Global Value Fund; Calvert Equity Income Fund has changed its name to Calvert Global Equity Income Fund; and Calvert Tax-Free Bond Fund has changed its name to Calvert Tax-Free Responsible Impact Bond Fund, effective as of date set forth on Schedule A.

In accordance with the Additional Portfolios provision of Section 23 of the Master Custodian Agreement dated December 1, 2000 by and among each registered management investment company party thereto and State Street Bank and Trust Company (as amended, modified, restated or supplemented from time to time, the “Agreement”), each Fund hereby requests that you act as Custodian for its new series under the terms of the Agreement.

In connection with this request, attached is a revised Appendix A to the Agreement listing all Calvert funds party to the Agreement, which shall replace all previous versions.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

Sincerely,

CALVERT RESPONSIBLE INDEX SERIES, INC.
CALVERT SAGE FUND
CALVERT MANAGEMENT SERIES

By: /s/ Andrew K. Niebler
Name: Andrew K. Niebler
Title: Assistant Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Gunjan Kedia
Name: Gunjan Kedia
Title: Executive Vice President

Schedule A

Fund/Portfolio Name	Effective Date
Calvert Responsible Index Series, Inc. Calvert Developed Markets Ex-U.S. Responsible Index Fund	October 30, 2015
Calvert Responsible Index Series, Inc. Calvert U.S. Mid Cap Core Responsible Index Fund	October 30, 2015
Calvert SAGE Fund Calvert Global Value Fund (name change)	October 1, 2015
Calvert SAGE Fund Calvert Global Equity Income Fund (name change)	October 1, 2015
Calvert Management Series Calvert Tax-Free Responsible Impact Bond Fund (name change)	July 15, 2015

APPENDIX A
TO THE
MASTER CUSTODIAN AGREEMENT
DATED DECEMBER 1, 2000
BETWEEN EACH CALVERT REGISTERED INVESTMENT COMPANY PARTY THERETO
AND STATE STREET BANK AND TRUST COMPANY

Updated as of October 30, 2015

Calvert Management Series (formerly Calvert Tax-Free Reserves)
Calvert Tax-Free Responsible Impact Bond Fund (formerly Calvert Tax-Free Bond Fund) (D813) (name change effective July 15, 2015)
Calvert Unconstrained Bond Fund (D8BA)

The Calvert Fund
Calvert Income Fund (D808)
Calvert Short Duration Income Fund (D878)
Calvert Long-Term Income Fund (D855)
Calvert Ultra-Short Income Fund (D881)
Calvert High Yield Bond Fund (D8A8)

Calvert Responsible Index Series, Inc. (formerly Calvert Social Index Series, Inc.)
Calvert U.S. Large Cap Core Responsible Index Fund (formerly Calvert Social Index Fund) (D872) (name change effective as of June 19, 2015)
Calvert U.S. Large Cap Growth Responsible Index Fund (D8C1) (effective as of June 19, 2015)
Calvert U.S. Large Cap Value Responsible Index Fund (D8C2) (effective as of June 19, 2015)
Calvert Developed Markets Ex-U.S. Responsible Index Fund (effective as of October 30, 2015)
Calvert U.S. Mid Cap Core Responsible Index Fund (effective as of October 30, 2015)

Calvert Impact Fund, Inc.
Calvert Small Cap Fund (formerly Calvert Small Cap Value Fund) (D852)
Calvert Global Energy Solutions Fund (formerly Calvert Global Alternative Energy Portfolio) (D883)
Calvert Global Water Fund (D887)
Calvert Green Bond Fund (D8E3)

Calvert Social Investment Fund
Calvert Balanced Portfolio (D8AC)
Calvert Bond Portfolio (D816)
Calvert Equity Portfolio (D819)
Calvert Large Cap Core Portfolio (formerly Calvert Enhanced Equity Portfolio) (D862)
Calvert Conservative Allocation Fund (D8A2)
Calvert Moderate Allocation Fund (D8A3)
Calvert Aggressive Allocation Fund (D8A4)

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund (D814)
Calvert International Opportunities Fund (D8DC)
Calvert International Equity Fund (D82C)
Calvert Emerging Markets Equity Fund (D8B7)

Calvert SAGE Fund
Calvert Global Value Fund (formerly Calvert Large Cap Value Fund) (D8A9) (name change effective as of October 1, 2015)
Calvert Global Equity Income Fund (formerly Calvert Equity Income Fund) (D8B6) (name change effective as of October 1, 2015)

Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio (formerly Calvert Social Balanced Portfolio) (D8BC)
Calvert VP SRI Mid Cap Growth Portfolio (D839)

Calvert Variable Products, Inc. (formerly Summit Mutual Funds, Inc.)
Calvert VP SRI Large Cap Value Portfolio (D888)
Calvert VP Natural Resources Portfolio (formerly Summit Natural Resources Portfolio) (D892)
Calvert VP S&P 500 Index Portfolio (formerly Summit S&P 500 Index Portfolio) (D894)
Calvert VP S&P Mid Cap 400 Index Portfolio (formerly Summit S&P Mid Cap 400 Index Portfolio) (D895)
Calvert VP Russell 2000 Small Cap Index Portfolio (formerly Summit Russell 2000 Small Cap Index Portfolio) (D896)
Calvert VP EAFE International Index Portfolio (formerly Summit EAFE International Index Portfolio) (D897)
Calvert VP Nasdaq 100 Index Portfolio (formerly Summit Nasdaq-100 Index Portfolio) (D898)
Calvert VP Investment Grade Bond Index Portfolio (formerly Summit Lehman Aggregate Bond Index Portfolio and Calvert VP Barclays Capital Aggregate Bond Index Portfolio) (D8A5)
Calvert VP Volatility Managed Moderate Portfolio (D8E1)
Calvert VP Volatility Managed Moderate Growth Portfolio (D8F1)
Calvert VP Volatility Managed Growth Portfolio (D8G1)